UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The special meeting of stockholders for Aytu BioPharma, Inc. (the “Company”) was held on October 5, 2022 (the “2022 Special Meeting”). Of the 62,432,727 shares outstanding on the record date for the meeting, a total of 42,680,533 shares were present or represented at the meeting. The matters voted on and the results of the votes at the 2022 Special Meeting are as follows:

1.	Approval for an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, authorizing a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of any whole number up to 1-for-20, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors any time before October 4, 2023 was approved with 32,994,032 votes in favor, 9,318,799 votes against and 367,702 abstentions.
2.	Approval of a proposal to adjourn the Special Meeting, if necessary, to solicit more votes in favor of the reverse stock split proposal was approved with 32,965,193 votes in favor, 9,535,054 votes against and 180,286 abstentions.

The timing of any reverse stock split that the Board of Directors may approve is uncertain and depends on a number of factors including the future price of our common stock and whether we obtain additional time from the Nasdaq Stock Market, LLC to regain compliance with the minimum bid price requirement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: October 6, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer